                       FORD CREDIT LEASING COMPANY, INC.             EXHIBIT 3.5

                             A DELAWARE CORPORATION

                                    BY-LAWS

                                     INDEX

                                                                                                           Page No.
                   ARTICLE I                Offices                                                          1
                                         -----------------
                   ARTICLE II               Stockholders                                                     1
                                         -----------------
                                            Section  1.               Place of Meetings                      1
                                            Section  2.               Annual Meeting                         1
                                            Section  3.               Special Meeting                        2
                                            Section  4.               Notice of Meetings                     2
                                            Section  5.               Quorum and Plurality
                                                                      Requirements                           2
                                            Section  6.               Organization                           3
                                            Section  7.               Proxies and Voting                     3
                                            Section  8.               Stock Lists                            3
                                            Section  9.               Ratification                           3
                                            Section  10.              Consent in Lieu of Meeting             4

                   ARTICLE III              Board of Directors                                               4
                                         ---------------------
                                            Section  1.               Number, Term of Office
                                                                      and Eligibility                        4
                                            Section  2.               Meetings                               4
                                            Section  3.               Notice of Meetings                     5
                                            Section  4.               Quorum and Organization
                                                                      of Meetings                            5
                                            Section  5.               Powers                                 6
                                            Section  6.               Reliance upon Book, Reports
                                                                      and Records                            8
                                            Section  7.               Compensation of Directors              8

                   ARTICLE IV               Committees                                                       8
                                         ------------------
                                            Section 1.                Committees of the Board
                                                                      of Directors                           8
                                            Section 2.                Rules and Procedures                   9

                   ARTICLE V                General Counsel                                                  9
                                         ------------------
                   ARTICLE VI               Officers                                                         9
                                         ------------------
                                            Section 1.                Officers                               9
                                            Section 2.                The Chairman of the Board
                                                                      of Directors                           9
                                            Section 3.                The President                         10
                                            Section 4.                Vice Presidents and
                                                                      Assistant Vice Presidents             10
                                            Section 5.                Treasurer and Assistant
                                                                      Treasurers                            10
                                            Section 6.                Secretary and Assistant
                                                                      Secretaries                           11
                                            Section 7.                Controller                            11
                                            Section 8.                Salaries                              12


                                     -2-

       ARTICLE VII        Resignations, Removals and Vacancies                    12
                          ------------------------------------
                          Section  1.           Resignations                      12
                          Section  2.           Removals                          12
                          Section  3.           Vacancies                         13

       ARTICLE VIII       Capital  Stock-Dividends-Seal                           13
                          ---------------------------
                          Section  1.           Certificates of Shares            13
                          Section  2.           Addresses of Stockholders         13
                          Section  3.           Lost, Destroyed or
                                                Stolen Certificates               14
                          Section  4.           Transfers of Stock                14
                          Section  5.           Fixing a Record Date              14
                          Section  6.           Registered Stockholders           15
                          Section  7.           Regulations                       15
                          Section  8.           Corporate Seal                    15

       ARTICLE IX         Contracts,  Checks, Drafts, Banks Accounts, Etc.
                          --------------------------------------------
                          Section  1.           Execution of Contracts            15
                          Section  2.           Indebtedness                      16
                          Section  3.           Checks, Drafts, Etc.              16
                          Section  4.           Deposits                          16

       ARTICLE X          Fiscal Year                                             16
                          -----------
       ARTICLE XI         Miscellaneous                                           17
                          -------------
                          Section  1.           Notice and Waivers Thereto        17
                          Section  2.           Voting upon Stocks                17

       ARTICLE XII        Amendments                                              18
                          ----------

                       FORD CREDIT LEASING COMPANY, INC.

                                    BY-LAWS

                                   ARTICLE I

                                    OFFICES


  The principal office of the Company shall be in the City of Wilmington, County of New Castle, State of Delaware. The Company may also have an office in or about the City of Dearborn, State of Michigan, and at such other places as the Board of Directors may from time to time determine or as the business of the Company may require. The books and records of the Company may be kept (except as otherwise provided by law) at the office of the Company in or about the City of Dearborn, State of Michigan, outside of the State of Delaware, or at such other places as from time to time may be determined by the Board of Directors.

                                   ARTICLE II

                                  STOCKHOLDERS

SECTION 1.  Place of Meetings.

  All meetings of the stockholders for the election of directors shall be held at the office of the Company in or about the City of Dearborn, State of Michigan or such other place as the Chairman of the Board of Directors may from time to time determine. Any meeting of the stockholders for any other purpose may be held at such place, within or without the State of Delaware, and at such time as shall be stated in the notice or waiver of notice thereof.

SECTION 2.  Annual Meeting.

  The annual meeting of stockholders for the election of directors shall be held a 10:00 o'clock in the forenoon, Standard Time of the place where the meeting is held, on the fourth Monday of February in each and every year, if not a legal holiday, and if a legal holiday then on the next day not a legal holiday, and at such meeting the stockholders shall elect by ballot a Board of Directors and may transact such other business as may come before the meeting. The stockholders entitled to vote at the annual meeting of stockholders shall be the stockholders of record at the close of business on the fourth Monday of January in each and every year, if not a legal holiday, and if a legal holiday then on the next day not a legal holiday, provided, however, that prior to such record date, the Board of Directors may designate, pursuant to Section 5 of
Article VIII, another day as the record date in lieu thereof.

   _______________
   Art. First
   Art. Second, Secs. 1 & 2

  SECTION 3.  Special Meetings.

  Special meetings of the stockholders for any purpose or purposes, unless otherwise provided by law, may be called by the Chairman of the Board of Directors, the President or by a majority of the Board of Directors, and shall be called by the Chairman of the Board of Directors, the President or the Secretary whenever the holders of record of a majority of the Common Stock outstanding shall file with the Secretary a written application for such meeting. Such application shall state the purpose or purposes of the proposed meeting.

  SECTION 4.  Notice of Meetings.

  Except as otherwise provided by law, at least ten (10) days' notice of stockholders' meetings stating the time and place and the purposes thereof shall be given by the Chairman of the Board of Directors, the President or the Secretary to each stockholder of record having voting power in respect of the business to be transacted thereat.

  SECTION 5.  Quorum and Plurality Requirements.

  At any meeting of the stockholders, the holders of a majority of the Common Stock issued and outstanding, present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the holders of the Common Stock present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

  When a quorum is present at any meeting, the vote of the holders of a majority of the Common Stock present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation a different vote is required in which case such express provision shall govern and control the decision of such question.


                                                  ___________________________
                                                  Art. Second, Secs. 3, 4 & 5

SECTION 6.  Organization.

       The Chairman of the Board of Directors, or in his absence, the President shall call to order meetings of the stockholders and shall act as chairman of such meetings. The Board of Directors or the stockholders may appoint any stockholder or any director or officer of the Company to act as chairman of any meeting in the absence of the Chairman of the Board and the President.

       The Secretary of the Company shall act as secretary of all meetings of the stockholders, but in the absence of the Secretary the presiding officer may appoint any other person to act as secretary of any meeting.

SECTION 7.  Proxies and Voting.

       Each holder of Common Stock shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of Common Stock held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period, and, except where the transfer books of the Company have been closed or a date has been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election for directors which has been transferred on the books of the Company within twenty days next preceding such election of directors.

SECTION 8.  Stock Lists.

       A complete list of stockholders entitled to vote at any meeting of stockholders shall be prepared, in alphabetical order, by the Secretary and shall be open to the examination of any stockholder, at the place where the meeting is to be held, for at least ten days before the meeting and during the whole time of the meeting.

SECTION 9.  Ratification.

       Any transaction questioned in any stockholders' derivative suit, or any other suit to enforce alleged rights of the Company or any of its stockholders, on the ground of lack of authority, defective or irregular execution, adverse interest of any director, officer or stockholder, non-disclosure, miscomputation or the application of improper principles or practices of accounting may be approved, ratified and confirmed before or after judgment by the Board of Directors or by the holders of Common Stock, and, if so approved, ratified or confirmed, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said approval, ratification or confirmation shall be binding upon the Company and all of its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

                                                  ______________________________
                                                  Art. Second, Secs. 6, 7, 8 & 9

SECTION 10.  Consent in Lieu of Meeting.

       Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Certificate of Incorporation, the meeting and vote of stockholders may be dispensed with, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.


                                  ARTICLE III

                               BOARD OF DIRECTORS

       SECTION 1.  Number, Term of Office, and Eligibility.

       Except as provided by the laws of the State of Delaware or by the Certificate of Incorporation, the business and the property of the Company shall be managed and controlled by a Board of not less than three nor more than ten directors, the exact number to be fixed from time to time by resolution of the Board of Directors or of the stockholders, each director to be elected annually by ballot by the holders of Common Stock at the annual meeting of the stockholders, to serve until his successor shall have been elected and shall have qualified, except as provided in this Section. No person may be elected or re-elected a director of the Company if at the time of his election or re-election he shall have attained the age of sixty-five (65) years, and the term of any director of the Company who shall attain the age of sixty-five (65) years while serving as a director of the Company shall terminate as of the time of the first annual meeting of the stockholders following such director's sixty-fifth birthday.

       SECTION 2.  Meetings.

       The directors may hold their meetings outside of the State of Delaware, at the office of the Company in or about the City of Dearborn, State of Michigan, or at such other place as from time to time they may determine.

       The annual meeting of the Board of Directors, for the election of executive officers and the transaction of such other business as may come before the meeting, shall be held at the same place as, and immediately following, the annual meeting of the stockholders, and no notice thereof shall be required to be given to the directors.

                                                         ______________________
                                                         Art. Second, Sec. 10
                                                         Art. Third, Secs. 1 & 2

       Regular meetings of the Board of Directors may be held at such time and place as shall from time to time be determined by the Board.

       Special Meetings of the Board of Directors shall be held whenever called by direction of the Chairman of the Board of Directors, the President or by one-third of the directors then in office.

       SECTION 3.  Notice of Meetings.

       The Secretary shall give notice of the time and place of holding of meetings of the Board of Directors (excepting the annual meeting of directors) by mailing such notice at least two days before the meeting, or by sending a radiogram, cablegram or telegram containing such notice at least one day before the meeting, to each director, or by delivering such notice at least one day before the meeting to each director in person, or by delivering, in the case of a director who is an officer or employee of the Company or of Ford Motor Company, or of any subsidiary of either, such notice at least one day before the meeting to the office of such director at such company. Unless otherwise stated in the notice thereof any and all business may be transacted at any meeting.


       SECTION 4.  Quorum and Organization of Meetings.

       A third of the total number of members of the Board of Directors as constituted from time to time, but in no event less than two, shall constitute a quorum for the transaction of business; but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice or waiver. Except as otherwise provided by law or by the Certificate of Incorporation or by these By-Laws, a majority of the directors present at any duly constituted meeting may decide any question brought before such meeting. Meetings shall be presided over by the Chairman of the Board of Directors, or in his absence, by the President or by such other person as may have been designated by the Board of Directors, or in the absence of any such person and the President, by such other person as may be elected by the members present.

                                                         _______________________
                                                         Art. Third, Secs. 3 & 4

       SECTION 5.  Powers.

       In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board of Directors shall have and may exercise all such powers of the Company and do all such lawful acts and things that are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders. Without prejudice to or limitation of such general powers and any other powers conferred by statute, or by the Certificate of Incorporation or by these By-Laws, it is hereby declared that the Board of Directors shall have the following powers, that is to say:

               (1) To determine, subject to the requirements of the Certificate of Incorporation or of law, what, if any, dividends shall be declared and paid to the stockholders out of net profits, current or accumulated, or out of surplus or assets of the Company available for dividends.

               (2) To fix, and from time to time to vary, the amount of working capital of the Company, and to set aside from time to time out of net profits, current or accumulated, or surplus of the Company such amount or amounts as they in their discretion may deem necessary and proper as, or as a safeguard to the maintenance of, working capital, as a reserve for contingencies, as a reserve for repairs, maintenance, or rehabilitation, or as a reserve for revaluation of profits of the Company, for the equalization of dividends or for such other proper purpose as may in the opinion of the directors be in the best interests of the Company; and in their sole discretion to abolish or modify any such provision for working capital or any such reserve, and to credit the amount thereof to net profits, current or accumulated, or to the surplus of the Company.

               (3) To purchase, or otherwise acquire for the Company, any business, property, rights or privileges which the Company may at the time be authorized to acquire, at such price or consideration and generally on such terms and conditions as they think fit; and at their discretion to pay therefor either wholly or partly in money, stock, bonds, debentures or other securities of the Company.

               (4) To create, make and issue mortgages, bonds, deeds of trust, trust agreements or negotiable or transferable instruments or securities, secured by mortgage or otherwise, and to do every other act and thing necessary to effect the same.

                                                            ____________________
                                                            Art. Third, Sec. 5

               (5) To appoint any person or corporation to accept and hold in trust for the Company any property belonging to the Company, or in which it is interested, or for any other purpose, and to execute such deeds and do all things requisite in relation to any such trust.

               (6) To delegate any of the powers of the Board in the course of the business of the Company to any officer, employee or agent, and to appoint any person the agent of the Company, with such powers (including the power to subdelegate) and upon such terms as the Board may think fit.

               (7) To remove any officer of the Company with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being.

               (8) To confer upon any officer of the Company the power to appoint, remove and suspend subordinate officers, agents and employees.

               (9) To determine who shall be authorized on the Company's behalf, either generally or specifically, to make and sign bills, notes, acceptances, endorsements, checks, releases, receipts, contracts, conveyances, and all other written instruments executed on behalf of the Company.

               (10) To make and change regulations, not inconsistent with these By-Laws, for the management of the Company's business and affairs.

               (11) To adopt and, unless otherwise provided therein, to amend and repeal, from time to time, a bonus or supplemental compensation plan for employees (including employees who are officers or directors) of the Company or any subsidiary. Power to construe, interpret, administer, modify or suspend such plan shall be vested in the Board of Directors or a committee thereof.

               (12) To adopt a retirement plan, or plans, for the purpose of making retirement payments to employees (including employees who are officers or directors) of the Company or of any subsidiary thereof; to adopt a group insurance plan, or plans, for the purpose of enabling employees (including employees who are officers or directors) of the Company or of any subsidiary thereof to acquire insurance protection; and to adopt or elect to participate in a profit-sharing, thrift, savings or similar plan, or plans, for employees (including employees who are officers or directors) of the Company or of any subsidiary thereof; provided, however, that any plan adopted pursuant to the provisions of this subsection shall, unless otherwise provided therein, be subject to amendment or revocation by the Board of Directors.
                                                          _____________________
                                                          Art. Third, Sec. 5

       SECTION 6.  Reliance upon Books, Reports and Records.

       Each director, each member of any committee designated by the Board of Directors and each officer, in the performance of his duties, shall be fully protected in relying in good faith upon the books of account or reports made to the Company by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Company.

       SECTION 7.  Compensation of Directors.

       Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, services as members of committees of the directors; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                   COMMITTEES

       SECTION 1.  Committees of the Board of Directors.

       The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

                                                         ____________________
                                                         Art. Third, Secs. 6 & 7
                                                         Art. Fourth, Sec. 1

       SECTION 2.  Rules and Procedures.

       Each committee may fix its own rules and procedures and shall meet at such times and places as may be provided by such rules, by resolution of the committee, or by call of the chairman. Notice of meeting of each committee, other than of regular meetings provided for by its rules or resolutions, shall be given to committee members. The presence of one-third of its members, but not less than two, shall constitute a quorum of any committee, and all questions shall be decided by a majority vote of the members present at the meeting. All action taken at each committee meeting shall be recorded in minutes of the meeting.

                                   ARTICLE V

                                GENERAL COUNSEL

       The Company may have a General Counsel who shall be appointed by the Board of Directors and who shall have general supervision of all matters of a legal nature concerning the Company.

                                   ARTICLE VI

                                    OFFICERS

       SECTION 1.  Officers.

       The officers of the Company shall be a Chairman of the Board of Directors, a President, one or more Vice Presidents, a Treasurer and a Secretary, each of whom shall be elected by the Board of Directors or the stockholders to hold office until his successor shall have been chosen and shall have qualified. The Board of Directors or the stockholders may elect or appoint a Controller, one or more Assistant Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries, and such other officers as may be deemed necessary or desirable, each of whom shall have such authority, shall perform such duties and shall hold office for such term as may be prescribed by the Board of Directors or the stockholders from time to time.

       SECTION 2.  The Chairman of the Board of Directors.

       The Chairman of the Board of Directors shall be the chief executive officer of the Company and, subject to the provisions of these By-Laws and to the direction of the Board of Directors, shall have the general management and control of the affairs and business of the Company, shall perform all other duties and enjoy all other powers commonly incident to his office or delegated to him by the Board of Directors, or which are or may at any time be authorized
or required by law.                                      _____________________
                                                         Art. Fourth, Sec. 2
                                                         Art. Fifth
                                                         Art. Sixth, Secs. 1 & 2

       SECTION 3.   The President.

       The President, subject to the provisions of these By-Laws and to the direction of the Board of Directors and of the Chairman of the Board of Directors, shall have such powers and shall perform such duties as from time to time may be delegated to him by the Board of Directors, or which are or may at any time be authorized or required by law. In the absence or disability of the Chairman of the Board of Directors, or in the event of, and during the period of, a vacancy in that office, he shall be the chief executive officer of the Company and shall exercise the powers and perform the duties of the Chairman of the Board of Directors.

       SECTION 4.  Vice Presidents and Assistant Vice Presidents.

       Each of the Vice Presidents and each of the Assistant Vice Presidents shall have such powers, and perform such duties, as may be delegated to him by the Board of Directors or by the Chairman of the Board of Directors or the President.

       In the absence or disability of the Chairman of the Board of Directors and the President, any Vice President designated by the Chairman of the Board of Directors, or by the President if the Chairman of the Board of Directors shall have failed to make such designation, shall exercise the powers of the Chairman of the Board of Directors and the President.

       SECTION 5.  Treasurer and Assistant Treasurers.

       The Treasurer, subject to the direction of the Board of Directors, shall have the care and custody of the corporate funds and securities. When necessary or proper he shall endorse on behalf of the Company, for collection, checks, notes and other obligations, and shall deposit all funds and securities of the Company in such banks or other depositors as may be designated by the Board of Directors, or by such directors, officers, or employees as may be authorized by the Board of Directors so to designate. He shall perform all acts incident to the office of Treasurer, subject to the control of the Board of Directors. He may be required to give a bond for the faithful discharge of his duties, in such sum and upon such conditions as the Board of Directors may require.

       At the request of the Treasurer, any Assistant Treasurer in the case of the absence or inability to act of the Treasurer, temporarily may act in his place. In the case of the death of the Treasurer, or in the case of his absence or inability to act without having designated an Assistant Treasurer to act temporarily in his place, the Assistant Treasurer so to perform the duties of the Treasurer shall be designated by the Chairman of the Board of Directors or the President.
                                                     __________________________
                                                     Art. Sixth, Secs. 3, 4 & 5

       SECTION 6.  Secretary and Assistant Secretaries.

       The Secretary shall keep the minutes of the meetings of the stockholders and of the Board of Directors, and, when required, the minutes of the meetings of the committees, and shall be responsible for the custody of all such minutes. Subject to the direction of the Board of Directors, the Secretary shall have custody of the stock ledgers and documents of the Company. He shall have custody of the corporate seal and shall affix and attest such seal to any instrument whose execution under seal shall have been duly authorized. He shall give notice of meetings and, subject to the direction of the Board of Directors, shall perform all other duties and enjoy all other powers commonly incident to his office.

       At the request of the Secretary, any Assistant Secretary, in the case of the absence or inability to act of the Secretary, temporarily may act in his place. In the case of the death of the Secretary, or in the case of his absence or inability to act without having designated an Assistant Secretary to act temporarily in his place, the Assistant Secretary so to perform the duties of the Secretary shall be designated by the Chairman of the Board of Directors or the President.

       SECTION 7.  Controller.

       Any Controller who may be elected or appointed shall, subject to the direction of the Board of Directors, provide and maintain financial and accounting controls over the business and affairs of the Company. He shall maintain, among others, adequate records of the assets, liabilities, and financial transactions of the Company, and shall direct the preparation of financial statements, reports and analyses. He shall perform such other duties and exercise such other powers as are incident to the office of Controller, subject to the control of the Board of Directors.

                                                         _______________________
                                                         Art. Sixth, Secs. 6 & 7

       SECTION 8.  Salaries.

       Salaries of officers, agents or employees shall be fixed from time to time by the Board of Directors or by such committee or committees, or person or persons, if any, to whom such power shall have been delegated by the Board of Directors. Any employment contract, whether with an officer, agent or employee, if expressly approved or specifically authorized by the Board of Directors, may fix a term of employment thereunder; and such contract, if so approved or authorized, shall be valid and binding upon the Company in accordance with the terms thereof, provided that this provision shall not limit or restrict in any way the right of the Company at any time to remove from office, discharge or terminate the employment of any such officer, agent or employee prior to the expiration of the term of employment under any such contract, except that the Company shall not thereby be relieved of any continuing liability for salary or other compensation provided for in such contract.

                                  ARTICLE VII

                      RESIGNATIONS, REMOVALS AND VACANCIES

       SECTION 1.  Resignations.

       Subject to the terms and conditions of any employment agreement duly approved or authorized by the Board of Directors, any director, officer or agent of the Company, or any member of any committee may resign at any time by giving written notice to the Board of Directors, to the Chairman of the Board of Directors or to the Secretary of the Company. Any such resignation shall take effect at the time specified therein, or if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

       SECTION 2.  Removals.

       Subject to the terms and conditions of any employment agreement duly approved or authorized by the Board of Directors, at any meeting thereof called for the purpose, the holders of a majority of the Common Stock may remove from office or terminate the employment of any director, officer or agent with or without cause; and the Board of Directors, by vote of not less than a majority of the entire Board at any meeting thereof called for the purpose, may, at any time, remove from office or terminate the employment of any officer, agent or member of any committee.


                                                       _________________________
                                                       Art. Sixth, Sec. 8
                                                       Art. Seventh, Secs. 1 & 2

       SECTION 3.  Vacancies.

       Subject to the last sentence of Section 1 of Article III, any vacancy in the office of any director, officer or agent through death, resignation, removal, disqualification, increase in the number of directors or other cause may be filled by the Board of Directors (in the case of vacancies in the Board, by the affirmative vote of a majority of the directors then in office, even though less than a quorum remains) and the person so elected shall hold office until his successor shall have been elected and shall have qualified.

                                  ARTICLE VIII

                      CAPITAL STOCK -- DIVIDENDS -- SEAL

       SECTION 1.  Certificate of Shares.

       The certificates for shares of the capital stock of the Company shall be in such form, not inconsistent with the Certificate of Incorporation, as shall be approved by the Board of Directors. The certificates shall be signed by the Chairman of the Board of Directors, the President or a Vice President, and also by the Treasurer or an Assistant Treasurer, or the Secretary or any Assistant Secretary. Where any stock certificate is signed (1) by a transfer agent or an assistant transfer agent, or (2) by a transfer clerk acting on behalf of the Company and a registrar, any such officer's signature may be a facsimile.

       All certificates shall bear the name of the person owning the shares represented thereby, shall state the number of shares represented by such certificate and the date of issue; and such information shall be entered in the Company's original stock ledger.

       SECTION 2.  Addresses of Stockholders.

       It shall be the duty of every stockholder to notify the Company of his post office address and of any change therein. The latest address furnished by each stockholder shall be entered on the original stock ledger of the Company and latest address appearing on such original stock ledger shall be deemed conclusively to be the post office address and the last-known post office address of such stockholder. If any stockholder shall fail to notify the Company of his post office address, it shall be sufficient to send corporate notices to such stockholder at the address, if any, understood by the Secretary to be his post office address, or in the absence of such address, to such stockholder, at the General Post Office in the City of Wilmington, State of Delaware.

                                                        ________________________
                                                        Art. Seventh, Sec. 3
                                                        Art. Eighth, Secs. 1 & 2

       SECTION 3.  Lost, Destroyed or Stolen Certificate.

       Any person claiming a stock certificate in lieu of one lost, destroyed or stolen, shall give the Company an affidavit as to his ownership of the certificate and of the facts which go to prove that it has been lost, destroyed or stolen. If required by the Board of Directors, he also shall give the Company a bond, in such form as may be approved by the Board of Directors, sufficient to indemnify the Company against any claim that may be made against it on account of the alleged loss, destruction or theft of the certificate or the issuance of a new certificate.

       SECTION 4.  Transfers of Stock.

       Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Company to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

       SECTION 5. Fixing A Record Date.

       The Board of Directors may fix in advance a date not exceeding sixty
(60) days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of stock shall go into effect, or the date in connection with obtaining the consent of the stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting and any adjournment thereof, or entitled to payment of any such dividend or to any such allotment of rights or to exercise the rights in respect of any such change, or conversion or exchange of stock, or to give consent; and in any such case, such stockholders, and only such stockholders, as shall be stockholders of record on the date so fixed, shall be entitled to such notice of and to vote at such meeting and any adjournment thereof or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Company after such record date.

                                                     ___________________________
                                                     Art. Eighth, Secs. 3, 4 & 5

       SECTION 6.  Registered Stockholders.

       The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

       SECTION 7.  Regulations.

       The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent with any of the provisions of the Certificate of Incorporation as it may deem expedient, concerning the issue, transfer, and registration of certificates for shares of the stock of the Company.

       SECTION 8.  Corporate Seal.

       The corporate seal shall have inscribed thereon the name of the Company, the year of its organization, and the words "Corporate Seal" and "Delaware."
If and when so authorized by the Board of Directors, a duplicate of the seal may be kept and used by the Secretary or Treasurer or by any Assistant Secretary or Assistant Treasurer.


                                   ARTICLE IX

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

       SECTION 1.  Execution of Contracts.

       Except as otherwise provided by law or in the By-Laws, all contracts or other instruments, authorized by the Board of Directors either generally or particularly, may be executed and delivered in the name of and on behalf of the Company by the Chairman of the Board of Directors, the President or any Vice President and the Secretary or an Assistant Secretary. The Board of Directors, however, may authorize any other officer or officers, agent or agents, in the name of and on behalf of the Company, to enter into any contract or to execute and deliver any instrument, and such authority may be general or confined to particular instances. Unless authorized by the Board of Directors or expressly authorized by the By-Laws, no officer, employee or agent shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.


                                                    ___________________________
                                                    Art. Eighth, Secs. 6, 7 & 8
                                                    Art. Ninth, Sec. 1

       SECTION 2.  Indebtedness.

       No borrowings shall be contracted on behalf of the Company and no negotiable paper in evidence thereof shall be issued in its name unless authorized by resolution of the Board of Directors. When authorized by the Board of Directors so to do, any officer or agent of the Company thereunto authorized may effect loans and advances at any time for the Company from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and delivery promissory notes, bonds, or other certificates or evidences of indebtedness of the Company and, when authorized so to do, may pledge, hypothecate or transfer any securities or other property of the Company as security for any such loans or advances. Such authority may be general or confined to particular instances.

       SECTION 3.  Checks, Drafts, Etc.

       All checks, drafts, and other orders for the payment of moneys out of the funds of the Company shall be signed on behalf of the Company in such manner as shall from time to time be determined by resolution of the Board of Directors.

       SECTION 4.  Deposits.

       All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Board of Directors may select or as may be selected by any officer or officers, agent or agents of the Company to whom such power from time to time may be delegated by the Board; and, for the purpose of such deposit, the Chairman of the Board of Directors, the President, any Vice President, the Treasurer, the Secretary or any other officer or agent or employee of the Company to whom such power may be delegated by the Board or by any person designated by the Board to delegate such authority may endorse, assign and deliver checks, drafts and other orders for the payment of moneys which are payable to the order of the Company.

                                   ARTICLE X

                                  FISCAL YEAR

       The fiscal year of the Company shall begin the first day of January in each year.

                                                      __________________________
                                                      Art. Ninth, Secs. 2, 3 & 4
                                                      Art. Tenth

                                   ARTICLE XI

                                 MISCELLANEOUS

       SECTION 1.  Notices and Waivers Thereof.

       Whenever any notice whatever is required by these By-Laws or by the Certificate of Incorporation, or by any of the laws of the State of Delaware to be given to any stockholder, director or officer, such notice, except as otherwise provided by the laws of the State of Delaware, may be given personally or be given by telegram, cable, or radiogram, addressed to such stockholder at the address set forth as provided in Section 2 of Article VIII, or to such director or officer at his Company location, if any, or at such address as appears on the books of the Company, or the notice may be given in writing by depositing the same in a post office, or in a regularly maintained letter box, in a postpaid, sealed wrapper addressed to such stockholder at the address set forth in Section 2 of Article VIII, or to such director or officer at his Company location, if any, or such address as appears on the books of the Company, or, in the case of a director or officer who is an officer or employee of the Company or of Ford Motor Company, or of any subsidiary of either, the notice may be given in writing by delivering the same to the office of such director or officer at such company. Any notice given by telegram, cable, or radiogram shall be deemed to have been given when it shall have been delivered for transmission; any notice given by mail shall be deemed to have been given when it shall have been mailed; and any notice given by delivery to such office of a director or officer shall be deemed to have been given when it shall have been so delivered. A waiver of any such notice in writing, signed or dispatched by the person entitled to such notice or by his duly authorized attorney, whether before or after the time stated therein, shall be deemed the equivalent thereof and the presence at any meeting of any person entitled to notice thereof shall be deemed a waiver of such notice as to such person.

       SECTION 2.  Voting upon Stocks.

       The Board of Directors (whose authorization in this connection shall be necessary in all cases) may from time to time appoint an attorney or attorneys or agent or agents of the Company, or may at any time or from time to time authorize the Chairman of the Board of Directors, the President, any Vice President, the Treasurer or the Secretary to appoint an attorney or attorneys or agent or agents of the Company, in the name and on behalf of the Company, to cast the votes which the Company may be entitled to cast as a stockholder or otherwise in any other corporation or association,
                                                      __________________________
                                                      Art. Eleventh, Secs. 1 & 2
any of the stock or securities of which may be held by the Company, at meetings of the holders of the stock or other securities of such other corporation or association, and the Board of Directors or any aforesaid officer so authorized may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and the Board of Directors or any aforesaid officer so authorized may from time to time authorize the execution and delivery, on behalf of the Company and under its corporate seal, or otherwise, of such written proxies, consents, waivers or other instruments as may be deemed necessary or proper in the premises.

                                  ARTICLE XII

                                   AMENDMENTS

       The Board of Directors shall have power to make, alter, amend or repeal the By-Laws of the Company by vote of not less than a majority of the entire Board at any meeting of the Board, and the holders of Common Stock shall have power to make, alter, amend or repeal the By-Laws at any regular or special meeting, if the substance of such amendment be contained in the notice of such meeting of the Board, or of such meeting of stockholders, as the case may be.


                                                     _____________________
                                                     Art. Eleventh, Sec. 2
                                                     Art. Twelvth